Exhibit No. 10.11
Form 10-KSB
Buyers United, Inc.
File No. 0-26917



                             MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is made and entered into as of December 6, 2002, by and among I-Link Communications, Inc., a Delaware corporation (the "Seller"), and Buyers United, Inc., a Delaware corporation (the "Purchaser").

                                   RECITALS

     WHEREAS, pursuant to an Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"), the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchaser from the Seller, the assets used by the Seller in its business of providing telecommunications and enhanced services, including I-Link One Number service, wholesale and retail distribution of real-time Internet Protocol communications network service and applications (the "Business");

     WHEREAS, the Acquired Assets (as that term is defined in the Asset Purchase Agreement) pertaining to the Business will be transferred from Seller to Purchaser at the Closing (as defined in the Asset Purchase Agreement), which will not occur until after the receipt of certain approvals and consents of governmental authorities; and

     WHEREAS, the Purchaser desires to provide management services with respect to the Acquired Assets and the Business related to the Acquired Assets, including continued service to the customers of the Seller, pending receipt of all regulatory approvals (the "Regulatory Approvals");

     NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Any term capitalized herein and not otherwise defined shall have the meaning assigned to it in the Asset Purchase Agreement.

                                  ARTICLE II
                     APPOINTMENT AND TERM OF THE AGREEMENT

          Section 2.1 Appointment. The Seller hereby grants to the Purchaser on the terms and conditions set forth herein, the right to manage the Business related to the Acquired Assets, including, without limitation, the right to have access to and use of the Acquired Assets during the Term (as defined below).

          Section 2.2 Term. The term of this Agreement (the "Term") shall commence on the Effective Date (as defined in the Asset Purchase Agreement) and shall expire with respect to any Acquired Assets upon the earlier of (a) the Closing Date (as defined in the Asset Purchase Agreement) and (b) such time as the Purchaser in its sole discretion may determine to terminate this Agreement; provided, that the Purchaser may not terminate this Agreement prior to May 31, 2003.

                                  ARTICLE III
                          MANAGEMENT OF THE BUSINESS

          Section 3.1 Management. During the Term, the Purchaser shall have the right to manage the Business related to the Acquired Assets, including, without limitation, the following:

          (a) The Purchaser shall administer all agreements and contracts with customers and vendors, it being expressly agreed and understood, however, that the Purchaser shall not, and shall not have the power or authorization, to enter into any new agreements, contracts or commitments in the name of the Seller;

          (b) The Purchaser shall be responsible for customer service, at its expense; and

          (c) The Purchaser shall arrange for customer billing, at its expense, and shall be responsible for the collection of all accounts receivable of the Business related to the Acquired Assets with respect to periods prior to and after the Effective Date.

Notwithstanding the foregoing, the parties agree that the Seller retains the right and ability to direct the day-to-day control of the Business related to the Acquired Assets and that material documents, checks, budgets, non-recurring expenses and major agreements will be subject to the Seller's review. The Purchaser hereby agrees to report regularly to the Seller's chief executive officer or other designee of the Seller the status of the operations of the Business related to the Acquired Assets.

          Section 3.2    Billing, Collections and Payments.

          (a) Commencing on the Effective Date, the Purchaser shall assume responsibility for billing customers of the Business for services rendered during the Term, including bills related to services rendered, but unbilled, prior to the Effective Date. In this connection, the Purchaser shall issue invoices on behalf of the Seller in accordance with the Seller's existing billing policies to Seller's customers and instruct such customers to make payment to and in the name of a segregated bank account established by Purchaser for collecting all payments from Seller's customers and Seller shall instruct all banking institutions at which it maintains accounts to direct any customer payments on billings issued by the Purchaser to the segregated bank account established by Purchaser.

          (b) The Purchaser also hereby agrees to pay all newly-accruing actual costs and expenses of the ongoing operations of the Business related to the Acquired Assets arising after the Effective Date and during the Term. The parties expressly agree that the Seller shall continue to be responsible for the payment of the costs and expenses of the Business, including the Business related to the Acquired Assets, arising on or prior to the Effective Date.

          (c) The Purchaser agrees to collect, on behalf of the Seller, all accounts receivable related to the Business outstanding as of the Effective Date and all accounts receivable arising from the bills rendered by the Purchaser pursuant to the terms of this Agreement (collectively, the "Accounts Receivable"). On or before the fifth day of January 2003, and on or before the fifth day of each month thereafter during the Term, the Purchaser shall furnish the Seller with a detailed statement of all revenues received from Seller's accounts receivable during the prior month (the "Monthly Interim Revenues"), together with a detailed statement of all the Purchaser's Costs (as that term is defined below) paid by Purchaser for the provisioning of service to Seller's customers. The detailed statements described in this
Section 3.2(c) shall be accompanied by payment by Purchaser to the Seller, in a bank account designated by the Seller, of an amount equal to the Monthly Interim Revenues less the sum of (a) the Purchaser's Costs and (b) the Management Fee described below; provided, however, that the Purchaser shall remit, without any set-off or deduction for the Purchaser's Costs or the Management Fee amounts collected by the Purchaser with respect to Seller's accounts receivable attributable to services rendered on or prior to the Effective Date. For the purposes of this Agreement, the term "Purchaser's Costs" shall mean actual costs and expenses of the ongoing operations of the Business related to the Acquired Assets paid in the relevant month, commencing on the day immediately following the Effective Date.

     Section 3.3 Management Fee. In consideration for Purchaser's management of the Business related to the Acquired Assets pursuant to this Agreement, the Purchaser shall receive a monthly management fee equal to ten percent (10%) of the Monthly Interim Revenues (the "Management Fee"); provided, that the Monthly Interim Revenues for the applicable month exceed the sum of (a) the Purchaser's Costs and (b) the Management Fee. In no event shall the Seller be liable for the payment of the Management Fee, and Purchaser may not withhold an amount equal to the monthly Management Fee, should the Monthly Interim Revenues be less than the sum of (a) the Purchaser's Costs and (b) the Management Fee.

          Section 3.4 Compliance with Applicable Laws and Regulations. The Seller and the Purchaser desire that this Agreement and the obligations performed hereunder be in full compliance with (i) all applicable rules, regulations and policies of the FCC; (ii) the Communications Act of 1934, as amended (the "Act"), 47 U.S.C. 151, et seq., and (iii) any other applicable federal, state and local law or regulation. If the FCC or any state body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, regulations, or policies, both Parties shall make reasonable efforts to immediately bring this Agreement into compliance, consistent with the terms of this Agreement. In addition to the foregoing, the Purchaser acknowledges and agrees that the Seller has certain rights and obligations pursuant to its state regulatory licenses with respect to the use of the various operations authorized there under, which includes compliance with the rules, regulations, and policies of the state regulatory commissions. As a result, the Purchaser's management of the Business related to the Acquired Assets is not intended to diminish or restrict the Seller's compliance with its obligations before the state regulatory commissions, and this Agreement shall not be construed to interfere with the Seller's ability to comply with the rules, regulations or directives of any governmental or jurisdictional authority with respect to its state regulatory licenses.

          Section 3.5 Ongoing Rights and Obligations of the Seller. The Purchaser acknowledges and agrees that the Seller has certain rights and obligations pursuant to its state regulatory licenses with respect to the use of the various operations authorized there under, which include compliance with the rules, regulations, and policies of the state regulatory commissions. As a result, the Purchaser's management of the Business related to the Acquired Assets is not intended to diminish or restrict the Seller's compliance with its obligations before any Governmental Entity, and this Agreement shall not be construed to interfere with the Seller's ability to comply with the rules, regulations or directives of any Governmental Entity.

          Section 3.6 Access. Purchaser shall grant to Seller and its representatives (which term shall be deemed to include its independent accountants and counsel) reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the business activities of the Purchaser, to all of the properties, books, records, operating instructions and procedures, and all other information with respect to the Business related to the Acquired Assets as the Seller may from time to time reasonably request in order to ensure compliance in all material respects with applicable federal and state rules and regulations and with this Agreement.

          Section 3.7 Service to Customers. During the Term, the Purchaser shall be responsible for providing a minimum level of care to Seller's customers of the Business related to the Acquired Assets and shall provide services in compliance with the Seller's existing tariffs and service contracts, and all applicable law, including, without limitation, tariffs in effect from time to time. The Purchaser shall perform the management of the Business related to the Acquired Assets during the Term in a professional manner and in accordance with applicable professional or industry standards. Notwithstanding any thing to the contrary contained herein or in the Asset Purchase Agreement, the Purchaser shall have no obligation hereunder to maintain service to any customer if the termination of such service is the consequence of actions by a third party which is not the result of a breach by the Purchaser of its obligations hereunder.

          Section 3.8 Use of Tradenames. The Purchaser shall be entitled to use the brand name and other trademarks of the Seller in its management of the Business related to the Acquired Assets then being managed by the Purchaser hereunder during the Term.

                                  ARTICLE IV
                           OBLIGATION TO RENEGOTIATE

          In the event of any order or decree of an administrative agency or court of competent jurisdiction that would cause this Agreement to be invalid or violate any applicable law, and such order or decree has become effective and has not yet been stayed, the parties will use their respective best efforts and negotiate in good faith to modify this agreement to the minimum extent necessary so as to comply with such order or decree without material economic detriment to either party and this Agreement, as so modified, shall then continue in full force and effect.

                                   ARTICLE V
                                INDEMNIFICATION

          Section 5.1. Indemnification by the Purchaser. Subject to the other provisions of this ARTICLE V, from and after the date hereof the Purchaser shall indemnify and hold the Seller, its affiliates, officers, directors, shareholders, employees, trustees, attorneys and representatives and each Person who controls the Purchaser within the meaning of the Securities Exchange Act of 1934, harmless from and against any and all losses, costs, expenses, liabilities, or legal damages (including reasonable fees and disbursements of counsel) (collectively, "Losses") suffered by such persons arising out of or resulting from the failure of the Purchaser to perform any covenant, undertaking, agreement or other obligation of the Purchaser contained in this Agreement.

          Section 5.2 Procedure. Each party entitled to be indemnified pursuant to Section 5.1 (an "Indemnitee") shall notify the Purchaser in writing of any action against such Indemnitee in respect of which the Purchaser is or may be obligated to provide indemnification pursuant to
Section 5.1 promptly after the receipt of notice of the commencement thereof. The omission of an Indemnitee so to notify the Purchaser of any such action shall not relieve the Purchaser from any liability which the Purchaser may have to such Indemnitee, except to the extent the Purchaser shall have been materially prejudiced by the omission of such Indemnitee so to notify the Purchaser pursuant to this Section 5.2. In case any such action shall be brought against any Indemnitee and it shall notify the Purchaser of the commencement thereof, the Purchaser shall be entitled to participate therein and, to the extent that the Purchaser may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after notice from the Purchaser to such Indemnitee of its election so to assume the defense thereof, the Purchaser will not be liable to such Indemnitee Party under
Section 5.1 for any legal or other expense subsequently incurred by such Indemnitee in connection with the defense thereof nor for any settlement thereof entered into by such Indemnitee without the consent of the Purchaser; provided, however, that (i) if the Purchaser shall elect not to assume the defense of such claim or action or (ii) if the Indemnitee reasonably determines (1) that there may be a conflict between the positions of the Purchaser and of the Indemnitee in defending such claim or action or (2) that there may be legal defenses available to such Indemnitee different from or in addition to those available to the Purchaser, then separate counsel for the Indemnitee shall be entitled to participate in and conduct the defense, in the case of clause (i) above, or such different defenses, in the case of clause
(ii) above, and the Purchaser shall be liable for any reasonable legal or other expenses incurred by the Indemnitee in connection with the defense; provided, however, that an Purchaser shall not be liable for the fees or expenses of more than one counsel to the Indemnitees in connection with any one action or related actions in respect of which indemnification is sought hereunder. The Purchaser shall not settle or compromise any action without the prior written consent of the Indemnitee, unless (x) such settlement does not impose any restrictions or limitations on the assets or operations of the business of such Indemnitee, (y) all relief provided is paid or satisfied in full by the Purchaser or an affiliate thereof, and (z) there is no finding or admission of any violation of law or the rights of any Person other than the claiming party by any Indemnitee.

                                  ARTICLE VI
                                 MISCELLANEOUS

          Section 6.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Seller and the Purchaser.

          Section 6.2 Waiver of Compliance; Consents. Except as otherwise provided in this agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

          Section 6.3 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

          (a)  If to the Seller, to:

               I-Link Communications, Inc.
               13751 S. Wadsworth Park Drive
               Suite 200
               Draper, Utah 84020
               Attention: General Counsel

          (b)  if to the Purchaser, to:

               Buyers United, Inc.
               14870 Pony Express Road
               Bluffdale, Utah 84065
               Attention: Paul Jarman, Executive Vice President

               with a copy to:

               Cohne, Rappaport & Segal, P.C.
               525 East 100 South, 5th Floor
               Salt Lake City, Utah 84102
               Attention: Mark E. Lehman, Esq.

     Such notices, requests, demands, and other communications shall be deemed given:

          (a)  in the case of personal delivery, when actually received,

          (b) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, or

          (c) in the case of certified mail, five days after deposit in the mails.

          Section 6.4 Power of Attorney. The Seller hereby irrevocably makes, constitutes, and appoints the Purchaser (and any of the Purchaser's officers, employees, or agents designated by the Purchaser) as the Seller's true and lawful attorney, with power to (a) to sign the name of the Seller on any invoice or notices to customers, (b) send requests for verification of accounts receivable, (c) endorse the Seller's name on any checks, notes, instruments, and other items of payment that may come into the Purchaser's possession and (d) settle and adjust disputes and claims respecting accounts payable directly with customers, for amounts and upon terms that the Purchaser determines to be reasonable, and the Purchaser may cause to be executed and delivered any documents and releases that the Purchaser determines to be necessary. The appointment of the Purchaser as the Seller's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable during the Term of this agreement.

          Section 6.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other party. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this
Section 6.5 shall be null and void and shall not bind or be recognized by either the Seller or the Purchaser.

          Section 6.6 Third-Party Beneficiaries; Limitation of Liability. Nothing in this Agreement shall be construed as giving any person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement.

          Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          Section 6.8 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Utah (regardless of the laws that might otherwise govern under applicable Utah principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          Section 6.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 6.10 Entire Agreement. This Agreement and the Asset Purchase Agreement (including the Exhibits and Schedules) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

          Section 6.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

          Section 6.12 No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed or interpreted to make the Purchaser and the Seller partners or joint venturers, or to make one an agent or representative of the other, or to afford any rights to any third party other than as expressly provided herein. Neither the Purchaser nor the Seller is authorized to bind the other to any contract, agreement or understanding.

          IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement on the day and year first written above.


                              I-LINK COMMUNICATIONS INC.


                              By:_________________________________
                                   Name:  Gary J. Wasserson
                              Title:  Director


                              BUYERS UNITED, INC.


                              By:_________________________________
                              Name:  Theodore Stern
                              Title:  Chief Executive Officer